Exhibit 10.1


                              CONSULTING AGREEMENT
                                     BETWEEN
                         FOUR OAKS BANK & TRUST COMPANY
                                       AND
                                 JOHN W. BULLARD


     THIS CONSULTING AGREEMENT ("Agreement") is made and entered into by and between JOHN W. BULLARD ("Consultant") and FOUR OAKS BANK & TRUST COMPANY ("Bank").

     The Bank, Four Oaks Fincorp.,  Inc. and Longleaf Community Bank are parties
to  a  Merger   Agreement  dated  April  17,  2008  (the  "Merger   Agreement").
Consultant's entry into this Agreement is a condition of the Merger Agreement.

     Additionally, Consultant has experience beneficial to the Bank's business. The Bank desires to retain Consultant's consulting services on the terms and conditions set forth herein, and Consultant desires to provide such consulting services as an independent contractor and is willing to do so on the terms and conditions set forth herein.

     In consideration of the above and the mutual promises set forth below, Consultant and the Bank agree as follows:

     1. Consulting Services. During the term of this Agreement, Consultant shall provide to the Bank such consulting services as may be reasonably requested by the Bank upon reasonable notice to Consultant.

     2. Termination of Prior Agreement. The Bank and Consultant acknowledge and agree that: (i) the Employment Agreement between Consultant and Longleaf Community Bank dated August 4, 2003 has been involuntarily terminated without Cause; (ii) the Bank is not obligated to pay Consultant any "Base Salary" under that Employment Agreement; and, (iii) the "Restriction Period" under that Employment Agreement has expired.

     3. Term. The term of this Agreement shall be for a period of three (3) years, beginning on the Closing, as defined in the Merger Agreement, and ending on the third anniversary of that date unless terminated earlier as provided herein.

     4. Consulting Retainer, Fee and Expenses. The Bank shall pay Consultant a retainer in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) per year for services rendered and obligations under this Agreement. Said retainer shall be paid in substantially equal monthly installments on the first business day of each month of the term of this Agreement. The Bank shall also pay expenses reasonably incurred by Consultant in rendering such services. Consultant shall submit monthly invoices for his expenses incurred in rendering consulting services to the Bank, and the Bank shall pay such invoices within thirty (30) days of receipt of the same.

     5. Independent Contractor Status. The parties hereby acknowledge and agree that Consultant's consulting services for the Bank shall be provided strictly as an independent contractor. Nothing in this Agreement shall be construed to render him an employee, co-venturer, agent, or other representative of the Bank. Consultant understands that he must comply with all tax laws applicable to a self-employed individual, including the filing of any necessary tax returns and the payment of all income and self-employment taxes. The Bank shall not be required to withhold from the consulting fee any state or federal income taxes or to make payments for Social Security ("FICA") tax, unemployment insurance, or any other payroll taxes. The Bank shall not be responsible for, and shall not obtain, worker's compensation, disability benefits insurance, or unemployment security insurance coverage for Consultant. Consultant is not eligible for, nor entitled to, and shall not participate in, any of the Bank's pension, health, or other benefit plans, if any such plans exist. Consistent with his duties and obligations under this Agreement, Consultant shall, at all times, maintain sole and exclusive control over the manner and method by which he performs his consulting services.

     6. Trade Secrets, Confidential Information, Bank Property and Competitive Business Activities. Consultant acknowledges that by virtue of his position as a consultant with the Bank, he (i) has or will have access to trade secrets and Confidential Information (as defined in Section 6.1.5) of the Bank including valuable information about its business operations and entities with whom it does business in various locations, and (ii) has developed or will develop relationships with parties with whom it does business in various locations. Consultant also acknowledges that the Trade Secrets, Confidential Information and Competitive Business Activities provisions set forth in this Agreement are reasonably necessary to protect the Bank's legitimate business interests, are reasonable as to the time, territory and scope of activities which are restricted, do not interfere with public policy or public interest and are described with sufficient accuracy and definiteness to enable him to understand the scope of the restrictions imposed on him.

          6.1. Trade Secrets and Confidential Information. Consultant acknowledges that: (i) the Bank will disclose to him certain trade secrets and Confidential Information; (ii) trade secrets and Confidential Information are the sole and exclusive property of the Bank and the Bank owns all rights therein under patent, copyright, trade secret, confidential information, or other property right; and (iii) the disclosure of trade secrets and Confidential Information to Consultant does not confer upon him any license, interest or rights of any kind in or to the trade secrets or Confidential Information.

            6.1.1. Consultant may use the trade secrets and Confidential Information only in accordance with applicable Bank policies and procedures and solely for the Bank's benefit while he is retained by the Bank. Except as authorized in the performance of services for the Bank, Consultant will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer trade secrets or Confidential Information or any portion thereof. Upon the Bank's request, Consultant shall return to the Bank all trade secrets and Confidential Information and all related materials in his possession, custody or control.

            6.1.2. If Consultant becomes subject to a court order or other government process that could reasonably be expected to require him to disclose trade secrets or Confidential Information or such disclosure is necessary to comply with applicable law or defend against claims, he shall: (i) notify the Bank promptly before any such disclosure is made; (ii) at the Bank's request and expense cooperate reasonably with steps the Bank takes to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Bank to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

            6.1.3. Consultant's obligations with regard to trade secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

            6.1.4.   Consultant's   obligations   with  regard  to  Confidential
Information shall remain in effect while he is retained by the Bank and for three (3) years thereafter.

            6.1.5. As used in this Agreement, "Confidential Information" means information other than trade secrets, that is of value to the Bank and is treated by the Bank as confidential, including, but not limited to, such information about the Bank's lending and deposit operations, regulatory examinations, customer identities, future business plans, pricing, sales manuals, training manuals, selling and pricing procedures, financing methods, financial statements, techniques for designing, developing, manufacturing, testing or marketing advertising campaigns, and information regarding executives and employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Consultant.

          6.2. Bank Property. Upon the termination of his retention as a consultant, Consultant shall: (i) deliver to the Bank all records, memoranda, data, documents and other property of any description which refer or relate in any way to trade secrets or Confidential Information, including all copies thereof, which are in his possession, custody or control; (ii) deliver to the Bank all Bank property (including, but not limited to, keys, credit cards, client files, contracts, proposals, work in process, manuals, forms, computer stored work in process and other computer data, research materials, other items of business information concerning any Bank customers, or business or business methods, including all copies thereof) which is in his possession, custody or control; (iii) cooperate reasonably with the Bank to bring all such records, files and other materials up to date, wind up his work, and transfer that work to other individuals designated by the Bank.

          6.3. Competitive Business Activities. For a period of three (3) years from the Closing, as defined in the Merger Agreement, regardless of whether this Agreement may have been terminated earlier than the end of that period, Consultant will not engage in the following activities:

            (a) on his own or on another's behalf, whether as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, directly or indirectly compete with the Bank within the geographical areas set forth in Section 6.3.1;

            (b) within the geographical areas set forth in Section 6.3.1, be retained, employed, or otherwise engaged, in (i) a management capacity, (ii) other capacity providing the same or similar services which Consultant provided to the Bank, or (iii) any capacity connected with competitive business activities by any person or entity that engages in competition with the Bank, provided, Consultant's services as an independent contractor providing appraisal or appraisal review services for lending institutions shall not be prohibited by this Agreement; or

            (c) hire, offer employment to, or otherwise solicit for employment any person who is employed by the Bank at any time during the three (3) year period following the Closing, as defined in the Merger Agreement, or who was employed by the Bank as of that date.

            6.3.1. The restrictions set forth in Sections 6.3(a) and (b) apply to Richmond County, North Carolina; any county of North or South Carolina contiguous thereto; any other county in which the Bank maintains a business office on the date of termination of this Agreement.

            6.3.2. Notwithstanding the foregoing, Consultant's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of any bank or company the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not violate Section 5.3.

          6.4. Remedies. Consultant acknowledges that his failure to abide by the Trade Secrets, Confidential Information, Bank Property or Competitive Business Activities provisions of this Agreement would cause irreparable harm to the Bank for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Bank may be entitled by virtue of Consultant's failure to abide by these provisions: (i) the Bank may seek legal and equitable relief, including but not limited to preliminary and permanent injunctive relief, for Consultant's actual or threatened failure to abide by these provisions; and (ii) Consultant will indemnify the Bank for all expenses including attorneys' fees in seeking to enforce these provisions.

          6.5. Tolling. The period during which Consultant must refrain from the activities set forth in Sections 6.1 and 6.3 shall be tolled during any period in which he fails to abide by these provisions.

          6.6. Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Consultant's obligations to the Bank or the Bank's rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Consultant has executed in the past or may execute in the future or contemporaneously with this Agreement.

     7. Severability. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement. Additionally, if any of the provisions, clauses or phrases in the Trade Secrets, Confidential Information, Bank Property, and Competitive Business Activities provisions set forth in this Agreement are held unenforceable by a court of competent jurisdiction, then the parties desire that such provisions, clauses, or phrases be "blue-penciled" or rewritten by the court to the extent necessary to render them enforceable.

     8. Termination. Consultant may terminate this Agreement upon thirty (30) days' written notice to the Bank. The Bank may terminate this Agreement only if Consultant (i) materially breaches this Agreement; such a breach would include, but not be limited to, unreasonably refusing, failing to accept, or failing to complete consulting assignments, provided that the Bank first has given reasonable notice to Consultant and an opportunity to cure the breach; or (ii) engages in dishonesty, fraud, felonious conduct or other conduct which is materially injurious to the Bank. In the event of termination of this Agreement, regardless of the reason for such termination, Consultant shall be entitled to receive payment of the monthly retainer amount, prorated through the last date he performs services, and reimbursement of any then outstanding expenses; Consultant shall not be entitled to any other payments from the Bank upon termination.

     9. Entire Agreement. This Agreement and any applicable provisions of the Merger Agreement: (i) supersede all other understandings and agreements, oral or written, between the parties with respect to its subject matter; and (ii) constitute the sole agreement between the parties with respect to its subject matter. Each party acknowledges that with respect to the matters herein: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement; and (ii) no agreement, statement or promise not contained in this Agreement shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

     10. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have entered into this Agreement this the 17th day of April, 2008.


                               CONSULTANT:


                               By: /s/ John W. Bullard
                                   ---------------------------------------------
                                   John W. Bullard



                               FOUR OAKS BANK & TRUST COMPANY:


                               By: /s/ Ayden R. Lee, Jr.
                                   ---------------------------------------------
                                   Name:   Ayden R. Lee, Jr.
                                   Title:  President and Chief Executive Officer